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                                                             HEI EXHIBIT 99.1(a)


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 11-K

              [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                  For the fiscal year ended December 31, 1994
                  -------------------------------------------

                                      or

            [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Commission file number 1-8503

             HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN

                      Hawaiian Electric Industries, Inc.

                  900 Richards Street, Honolulu, Hawaii 96813



                    Total number of pages in this filing: 4
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                             REQUIRED INFORMATION
                             --------------------

Financial Statements. The statements of net assets available for benefits at
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December 31, 1994 and 1993, statements of changes in net assets available for benefits for the years ended December 31, 1994, 1993 and 1992, together with notes to financial statements, and KPMG Peat Marwick LLP's audit report thereon are filed as a part of this annual report in paper format under cover of Form SE dated March 21,1995.

Exhibits. The written consent of KPMG Peat Marwick LLP with respect to the
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Plan's financial statements is attached hereto as Exhibit 1.
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                                                                       Exhibit 1

[KPMG PEAT MARWICK LETTERHEAD]






Hawaiian Electric Industries, Inc.
Pension Investment Committee:

We consent to incorporation by reference in Registration Statement No. 33-52911 on Form S-8 of Hawaiian Electric Industries, Inc. of our report dated March 10, 1995 included herein, relating to the statements of net assets available for benefits of the Hawaiian Electric Industries Retirement Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994.


                                              /s/ KPMG Peat Marwick LLP

Honolulu, Hawaii
March 21, 1995

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                                  SIGNATURES
                                  ----------

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HAWAIIAN ELECTRIC INDUSTRIES
                                            RETIREMENT SAVINGS PLAN

Date: March 21, 1995                        By: HAWAIIAN ELECTRIC INDUSTRIES
                                                PENSION INVESTMENT COMMITTEE
                                                Its Named Fiduciary



                                            By: /s/ Robert F. Mougeot
                                                --------------------------------
                                                Robert F. Mougeot
                                                Its Chairman


                                            By: /s/ Constance H. Lau
                                                -------------------------------
                                                Constance H. Lau
                                                Its Asset Manager and Secretary